Report of Independent Accountants

To the Board of Trustees of
The Montgomery Funds II


In planning and performing our audit of
the financial
statements of Montgomery Global Long-
Short Fund, Montgomery U.S. Asset Allocation Fund
(formerly Montgomery U.S. Asset
Allocation Fund), Montgomery Emerging Markets
Focus Fund,
Montgomery Institutional Series:
Emerging Markets Portfolio, Montgomery
Institutional Series: International Growth
 Portfolio,
(five portfolios of The Montgomery Funds II)
(collectively the "Funds") for the year ended
June
30, 2000, we considered their internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Funds is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related
 costs of controls.  Generally, controls
that are relevant to an audit
pertain to the entity's objective of preparing
 financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States.
Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected.
Also, projection of any evaluation of
internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control
that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.
However, we
noted no matters involving internal control and
 its operation, including controls for
safeguarding
securities that we consider to be material weaknesses as defined above as of June 30, 2000.

This report is intended solely for the
information and use of the Board of
Trustees, management
and the Securities and Exchange
 Commission and is not intended to
 be and should not be used by
anyone other than these specified parties.



August 18, 2000
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